UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

CONSENT STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

AND EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-12

CALMARE THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

CALMARE COMMITTEE TO RESTORE

STOCKHOLDER VALUE

(Consisting of the following individual participants: Stan Yarbro, Ph.D, Richard D. Hornidge, Jr., Ron Hirschi, Robert Davis, Ted Kustin, Dr. William Kay, Ronald K. Tolboe, Steve Roehrich, Robert Conway, and Benjamin Large)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Corporate Securities Law

M. Richard Cutler, Esq
Admitted in California & Texas

February 9, 2018

VIA OVERNIGHT MAIL AND EMAIL

Conrad F. Mir

Peter Brennan

Rustin R. Howard

Carl D O’Connell

Calmare Therapeutics Incorporated

1375 Kings Highway, Suite 400

Fairfield, CT 06824

THE CORPORATION TRUST COMPANY

Corporation Trust Center

1209 Orange St

Wilmington, DE 19801

Alan Talesnick, Esq.

Haynes and Boone, LLP

1050 17th Street, Suite 1800

Denver, CO 80265

Gentlemen:

As previously advised, the shareholders of Calmare Therapeutics Incorporated have spoken. This letter constitutes notice in accordance with Section 228 of the Delaware General Corporation Law that shareholders holding a majority of the outstanding stock of record of Calmare Therapeutics Incorporated have taken the actions set forth on the attached written consents. In addition to the attached consents, the Committee is in the process of completing the process of almost an additional 2,000,000 shares through the Depository Trust Company, which constitutes more than 60% of the outstanding common stock (as reflected in your filed proxy statement).

As such, each of the officers and directors of Calmare Therapetics Incorporated HAS IMMEDIATELY been removed as a director and/or officer of Calmare Therapeutics Incorporated and the five nominees of the Committee elected as the board of directors.

Please take action immediately to transition to the new management and board. Please have your counsel Mr. Talesnick contact counsel to the Calmare Committee to Restore Stockholder Value - M. Richard Cutler of Cutler Law Group (713-888-0040, rcutler@cutlerlaw.com) to make arrangements. As a matter of note, we remind Mr. Talesnick that he represents Calmare Therapeutics Incorporated and its shareholders and does NOT represent any member of entrenched management. We suggest that he act expeditiously in the manner as has now been directed by the Calmare shareholders.

As also previously advise, given this mandate of the Shareholders, please be advised that any actions taken relative to the corporation by any of you from this moment would be considered ultra vires and a breach of fiduciary obligations to your shareholders. Any expenditures of corporate funds are unauthorized and will be treated as defalcation.

Your prompt attention to this matter is appreciated.

Best Regards,

/s/ M. Richard Cutler

M. Richard Cutler

Attachments

CC: Dr. Stan Yarbro